ATTACHMENT FOR CURRENT FILING OF N-SAR

SUB-ITEM 77C

At a Special Meeting of the security holders of John Hancock Trust (the “Trust”) held April 16, 2010, shareholders of each of five series or funds of JHT - the All Cap Growth Trust, Overseas Equity Trust, Pacific Rim Trust, Short Term Bond Trust and U.S. Government Securities Trust  (each, an "Acquired Fund"), were asked to consider and approve a proposed Agreement and Plan of Reorganization (the "Plan") providing for the combination of the Acquired Fund into the corresponding JHT fund listed below:

Aquired Funds	Corresponding Aquiring Funds
All Cap Growth Trust	Capital Appreciation Trust
Overseas Equity Trust	International Value Trust
Pacific Rim Trust	International Equity Index Trust A
Short Term Bond Trust	Short Term Government Income Trust
U. S. Government Securities Trust	Short Term Government Income Trust

To approve an Agreement and Plan of Reorganization providing for the combination of the All Cap Growth Trust into the Capital Appreciation Trust.

For	6,604,045.342
Against	195,222.851
Abstain	722,251.307

To approve an Agreement and Plan of Reorganization providing for the combination of the Overseas Equity Trust into the International Value Trust.

For	14,840,793.497
Against	377,796.136
Abstain	1,114,866.351

To approve an Agreement and Plan of Reorganization providing for the combination of the Pacific Rim Trust into the International Equity Index Trust A.

For	11,256,884.310
Against	693,728.780
Abstain	696,544.265

To approve an Agreement and Plan of Reorganization providing for the combination of the Short Term Bond Trust into the Short Term Government Income Trust.

For	10,279,134.293
Against	626,657.570
Abstain	813,949.932

1

To approve an Agreement and Plan of Reorganization providing for the combination of the U. S. Government Securities Trust into the Short Term Government Income Trust.

For	20,164,472.038
Against	646,795.299
Abstain	2,173,855.072

ATTACHMENT FOR CURRENT FILING OF N-SAR

SUB-ITEM 77C

At a Special Meeting of the security holders of John Hancock Trust (the “Trust”) held June 28, 2010, shareholders of each of two series or funds of JHT - the High Income Trust and U.S. High Yield Bond Trust (each, an "Acquired Fund"), were asked to consider and approve a proposed Agreement and Plan of Reorganization (the "Plan") providing for the combination of the Acquired Fund into the corresponding JHT fund listed below:

Aquired Funds	Corresponding Aquiring Funds
High Income Trust	High Yield Trust
U.S. High Yield Bond Trust	High Yield Trust

To approve an Agreement and Plan of Reorganization providing for the combination of the High Income Trust into the High Yield Trust.

For	30,562,159.265
Against	1,168,105.379
Abstain	2,996,376.606

To approve an Agreement and Plan of Reorganization providing for the combination of the U.S. High Yield Bond Trust into the High Yield Trust.

For	33,308,004.765
Against	608,322.429
Abstain	2,346,934.614